UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

978-352-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On October 5, 2016, Salem Five Bancorp, a Massachusetts mutual holding company, Bright Star, Inc., a Maryland corporation and wholly-owned subsidiary of Salem Five Bancorp, and Georgetown Bancorp, Inc., a Maryland corporation (“Georgetown Bancorp”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Salem Five Bancorp will acquire Georgetown Bancorp, and Salem Five Bancorp’s wholly-owned subsidiary, Salem Five Cents Savings Bank (“Salem Five Bank”), will acquire Georgetown Bank, the wholly-owned subsidiary of Georgetown Bancorp.

Under the terms of the Merger Agreement, Salem Five Bancorp will acquire all of Georgetown Bancorp’s outstanding common stock at a price of $26.00 per share in cash. In addition, each outstanding option to acquire shares of Georgetown Bancorp common stock will be canceled in exchange for a cash payment equal to the difference, if any, between $26.00 and the exercise price of the option, resulting in a valuation of the acquisition of approximately $49.2 million.

Following the acquisition of Georgetown Bancorp by Salem Five Bancorp, Georgetown Bank will merge with and into Salem Five Bank pursuant to a bank merger agreement, with Salem Five Bank being the surviving institution.

The Merger Agreement contains customary representations and warranties from Georgetown Bancorp and Salem Five Bancorp, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Georgetown Bancorp’s businesses during the interim period between the execution of the Merger Agreement and the closing of the merger, (2) Georgetown Bancorp’s obligations to facilitate its stockholders’ consideration of, and voting upon, the Merger Agreement and the merger, (3) the recommendation by the board of directors of Georgetown Bancorp in favor of approval of the Merger Agreement and the merger by its stockholders, and (4) Georgetown Bancorp’s non-solicitation obligations relating to alternative business combination transactions.

Consummation of the merger is subject to certain conditions, including, among others, approval of the merger by Georgetown Bancorp’s stockholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Merger Agreement, and the absence of any injunctions or other legal restraints.

The Merger Agreement provides certain termination rights for both Salem Five Bancorp and Georgetown Bancorp, and further provides that upon termination of the Merger Agreement under certain circumstances, Georgetown Bancorp will be obligated to pay Salem Five Bancorp a termination fee of $2.0 million.

In connection with the execution of the Merger Agreement, all of the directors of Georgetown Bancorp entered into voting agreements with Salem Five Bancorp pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective shares of Georgetown Bancorp common stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of voting agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

As disclosed in the Merger Agreement, Salem Five Bank has entered into employment agreements with Georgetown Bancorp’s President and Chief Executive Officer, Robert E. Balletto, and Georgetown Bancorp’s Senior Vice President, Chief Financial Officer and Treasurer, Joseph W. Kennedy, which agreements will be effective upon the completion of the acquisition of Georgetown Bancorp by Salem Five Bancorp. The agreements set forth the terms under which Messrs. Balletto and Kennedy will be employed by Salem Five Bank following the acquisition, including compensation and other matters.

The foregoing description of the agreements with Messrs. Balletto and Kennedy is qualified in its entirety by reference to the agreements, which are filed as Exhibit 10.2 and 10.3, respectively.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, including delays in obtaining regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Georgetown Bancorp and Salem Five Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Georgetown Bancorp and Salem Five Bancorp are engaged, changes in the securities markets and other risks and uncertainties.

Additional Information

Georgetown Bancorp will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of Georgetown Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of Georgetown Bancorp will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (http://www.sec.gov) or by directing a request to:

Robert E. Balletto

President and Chief Executive Officer

Georgetown Bancorp, Inc.

2 East Main Street

Georgetown, MA 01833

Georgetown Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Georgetown Bancorp in connection with the proposed transaction. Information about the directors and executive officers of Georgetown Bancorp, their ownership of Georgetown Bancorp common stock along with additional information regarding the interests of such participants in the transaction and any agreements with such persons to vote shares of Georgetown Bancorp for approval of the proposed transaction with Salem Five Bancorp will be contained in the proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Salem Five Bancorp, Bright Star, Inc. and Georgetown Bancorp, Inc. Dated as of October 5, 2016

10.1	Form of Voting and Support Agreement dated as of October 5, 2016

10.2	Employment Agreement by and between Salem Five Cents Savings Bank and Robert E. Balletto, dated as of October 5, 2016

10.3	Employment Agreement by and between Salem Five Cents Savings Bank and Joseph W. Kennedy, dated as of October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: October 11, 2016	By:	\s\ Robert E. Balletto
Robert E. Balletto
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Salem Five Bancorp, Bright Star, Inc. and Georgetown Bancorp, Inc. Dated as of October 5, 2016

10.1	Form of Voting Agreement dated October 5, 2016

10.2	Employment Agreement by and between Salem Five Cents Savings Bank and Robert E. Balletto, dated as of October 5, 2016

10.3	Employment Agreement by and between Salem Five Cents Savings Bank and Joseph W. Kennedy, dated as of October 5, 2016